EXHIBIT 10.62

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into on this      day of June 2008 (the “Effective Date”), by and between Salix Pharmaceuticals, Ltd., a Delaware corporation, having an office at 1700 Perimeter Park Drive, Morrisville, North Carolina 27560-8404 (together with its subsidiaries, affiliates and successors hereafter referred to as “Employer”), and                                         , an individual residing at                                               (“Employee”).

WITNESSETH:

WHEREAS, the Employer and Employee entered into an Employment Agreement dated as of             ,          (the “Employment Agreement”);

WHEREAS, Section 7.9 of the Employment Agreement permits modification in a writing signed by both parties to the Employment Agreement;

WHEREAS, the parties hereto now desire to amend the Employment Agreement upon the terms and conditions enumerated below; and

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

1. The Appendix “B” Schedule of Severance Benefits is hereby amended as follows.

(a) Section A is hereby amended by deleting the first sentence and inserting the following sentence.

“In the event that the provisions of Paragraph 6.4 of this Agreement apply, then in addition to any other benefits payable under this Agreement the Employer shall provide to the Employee the severance benefits set forth below.”

(b) Section B is hereby is hereby amended by inserting the following sentence at the end of the first paragraph.

“The Employer shall provide to Employee the severance benefits described in Paragraph C below commencing on termination of the Employee’s employment with Employer or termination of this Agreement that qualifies under the terms of Paragraph 6.4 of this Agreement for severance benefits and that occurs within 12 months of a Change in

Control (as defined in Section 7.4 of the Agreement), with such severance benefits for a period of                      from the termination date with respect to Base Salary and                      with respect to Bonus (such period being the “Benefit Period” in such circumstances).”

2. Effect of Amendment. Terms used in this Amendment and not expressly defined herein shall have the same meaning as assigned to them in the Employment Agreement. Except as expressly amended herein, the terms of the Employment Agreement are incorporated herein by reference as if fully set out and shall remain in full force and effect in accordance with their terms. Employee expressly agrees and acknowledges that any and all of his post-termination obligations under the Employment Agreement (including but not limited to the confidentiality provisions and restrictive covenants set out in Articles IV and V of the Employment Agreement) remain in full force and effect.

3. Waiver. No waiver of any provision of this Amendment shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any other time or times.

4. Severability. The provisions of this Amendment shall be deemed severable, and the invalidity or unenforceability of any provision (or part thereof) hereof shall in no way affect the validity or enforceability of any other provision (or remaining part thereof).

5. Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of North Carolina, without giving effect to principles of conflicts of laws.

6. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

7. Entire Agreement. This Amendment and the Employment Agreement contain the entire agreement and understandings by and between Employer and Employee with respect to the covenants herein described, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement, effective as of the Effective Date.

EMPLOYER:

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Richard A. Franco, Sr.
Richard A. Franco, Sr.
Chairman of the Compensation Committee of the Board of Directors

EMPLOYEE:

(Signature)

(Print or Type Name)